Exhibit 99.1

FOR IMMEDIATE RELEASE

Organogenesis Holdings Inc. Reports Third Quarter 2025 Financial Results, Posts Record Revenue and Raises 2025 Guidance

CANTON, Mass., (November 6, 2025) -- Organogenesis Holdings Inc. (Nasdaq: ORGO), a leading regenerative medicine company focused on the development, manufacture, and commercialization of product solutions for the Advanced Wound Care and Surgical & Sports Medicine markets, today reported financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 Financial Results Summary:

•
Net product revenue of $150.5 million for the third quarter of 2025, an increase of $35.3 million compared to net product revenue of $115.2 million for the third quarter of 2024. Net product revenue for the third quarter of 2025 consists of:
o
Net product revenue from Advanced Wound Care products of $141.5 million, an increase of 31% from the third quarter of 2024.
o
Net product revenue from Surgical & Sports Medicine products of $9.0 million, an increase of 25% from the third quarter of 2024.
•
Net income of $21.6 million for the third quarter of 2025, compared to net income of $12.3 million for the third quarter of 2024, an increase in net income of $9.2 million.
•
Adjusted net income of $23.2 million for the third quarter of 2025, compared to adjusted net income of $12.9 million for the third quarter of 2024, an increase in adjusted net income of $10.3 million.
•
Adjusted EBITDA of $30.1 million for the third quarter of 2025, compared to Adjusted EBITDA of $13.4 million for the third quarter of 2024, an increase in Adjusted EBITDA of $16.7 million.

“Our record revenue performance in the third quarter reflects the team’s strong execution and commitment to our strategy, leveraging our deep customer relationships to promote access to new and existing products despite the continued challenging environment,” said Gary S. Gillheeney, Sr., President, Chief Executive Officer and Chair of the Board for Organogenesis. “In light of the recently announced CMS payment rule, I believe we are well-positioned in 2026 and beyond propelled by the strength of our evidence-based portfolio of regenerative technologies combined with the transformative potential of ReNu in a significant new and addressable market opportunity.”

Third Quarter 2025 Financial Results:

	Three Months Ended September 30,		Change
	2025	2024	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$141,451	$107,953	$33,498	31%
Surgical & Sports Medicine	9,036	7,224	1,812	25%
Net product revenue	$150,487	$115,177	$35,310	31%

Net product revenue for the third quarter of 2025 was $150.5 million, compared to $115.2 million for the third quarter of 2024, an increase of $35.3 million, or 31%. The increase in net product revenue was driven by an increase of $33.5 million, or 31%, in net product revenue for Advanced Wound Care products and an increase of $1.8 million, or 25%, in net product revenue for Surgical & Sports Medicine products.

The Company recorded $0.4 million in grant income during the third quarter of 2025 related to a government grant the Company received in 2025.

Gross profit for the third quarter of 2025 was $114.2 million, or 76% of net product revenue, compared to $88.4 million, or 77% of net product revenue for the third quarter of 2024, an increase of $25.9 million, or 29%.

Operating expenses for the third quarter of 2025 were $130.1 million compared to $108.9 million for the third quarter of 2024, an increase of $21.2 million, or 19%. Cost of goods sold was $36.3 million for the third quarter of 2025, compared to $26.8 million for the third quarter of 2024, an increase of $9.5 million, or 35%. Selling, general and administrative expenses were $79.7 million for the third quarter of 2025, compared to $71.8 million for the third quarter of 2024, an increase of $7.9 million, or 11%. R&D expense was $13.2 million for the third quarter of 2025, compared to $10.3 million for the third quarter of 2024, an increase of $2.9 million, or 28%. For the three months ended September 30, 2025, the Company recorded impairment and write-down expenses of $0.9 million.

Operating income for the third quarter of 2025 was $20.7 million, compared to an operating income of $6.2 million for the third quarter of 2024, an increase in operating income of $14.5 million.

Total other income (expense), net, for the third quarter of 2025 was $0.4 million income, compared to $(0.4) million expense for the third quarter of 2024, a change of $0.9 million.

Net income for the third quarter of 2025 was $21.6 million, or $0.11 per share, compared to a net income of $12.3 million, or $0.09 per share, for the third quarter of 2024, an increase in net income of $9.2 million, or $0.02 per share.

Adjusted net income was $23.2 million for the third quarter of 2025, compared to adjusted net income of $12.9 million for the third quarter of 2024, an increase of $10.3 million.

Adjusted EBITDA was $30.1 million for the third quarter of 2025, compared to Adjusted EBITDA of $13.4 million for the third quarter of 2024, an increase of $16.7 million.

Non-GAAP operating income was $23.0 million for the third quarter of 2025, compared to non-GAAP operating income of $7.1 million for the third quarter of 2024, an increase of $15.9 million.

Nine Months ended September 30, 2025, Financial Results:

	Nine Months Ended September 30,		Change
	2025	2024	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$314,074	$335,054	$(20,980)	(6%)
Surgical & Sports Medicine	23,885	20,333	3,552	17%
Net product revenue	$337,959	$355,387	$(17,428)	(5%)

Net product revenue for the nine months ended September 30, 2025 was $338.0 million, compared to $355.4 million for the nine months ended September 30, 2024, a decrease of $17.4 million, or 5%. The decrease in net product revenue was driven by a decrease of $21.0 million, or 6%, in net product revenue for Advanced Wound Care products partially offset by an increase of $3.6 million, or 17%, in net product revenue for Surgical & Sports Medicine products.

Gross profit for the nine months ended September 30, 2025 was $250.4 million, or 74% of net product revenue, compared to $270.7 million, or 76% of net product revenue for nine months ended September 30, 2024, a decrease of $20.3 million, or 8%.

Operating expenses for the nine months ended September 30, 2025 were $357.2 million compared to $366.9 million for the nine months ended September 30, 2024, a decrease of $9.7 million, or 3%. Cost of goods sold was $87.6 million for the nine months ended September 30, 2025, compared to $84.7 million for the nine months ended September 30, 2024, an increase of $2.9 million, or 3%. Selling, general and administrative expenses were $226.1 million for the nine months ended September 30, 2025, compared to $220.7 million for the nine months ended September 30, 2024, an increase of $5.4 million, or 2%. R&D expense was $34.3 million for the nine months ended September 30, 2025, compared to $38.7 million for the nine months ended September 30, 2024, a decrease of $4.5 million, or 12%. For the nine months ended September 30, 2025 and 2024, the Company recorded impairment and write down expenses of $9.2 million and $22.8 million, respectively.

Operating loss for the nine months ended September 30, 2025 was $18.6 million, compared to an operating loss of $11.5 million for the nine months ended September 30, 2024, an increase in operating loss of $7.1 million.

Other income (expense), net, for the nine months ended September 30, 2025 was $2.1 million income, compared to $(1.6) million expense for the nine months ended September 30, 2024, a change of $3.7 million.

Net loss for the nine months ended September 30, 2025 was $6.7 million, or $(0.12) per share, compared to a net loss of $6.8 million, or $(0.05) per share, for the nine months ended September 30, 2024, a decrease in net loss of $0.1 million, or an increase in net loss per share of $(0.07).

Adjusted net income was $2.3 million for the nine months ended September 30, 2025, compared to adjusted net income of $11.7 million for the nine months ended September 30, 2024, a decrease in adjusted net income of $9.4 million.

Adjusted EBITDA was $14.0 million for the nine months ended September 30, 2025, compared to Adjusted EBITDA of $31.6 million for the nine months ended September 30, 2024, a decrease in Adjusted EBITDA of $17.7 million.

Non-GAAP operating loss was $(6.3) million for the nine months ended September 30, 2025, compared to non-GAAP operating income of $13.9 million for the nine months ended September 30, 2024, a change of $20.2 million.

As of September 30, 2025, the Company had $64.4 million in cash, cash equivalents and restricted cash and no outstanding debt obligations, compared to $136.2 million in cash, cash equivalents and restricted cash and no outstanding debt obligations as of December 31, 2024.

Fiscal Year 2025 Guidance:

For the year ending December 31, 2025 the Company is updating its prior revenue guidance and updating its profitability guidance and expects:

•
Net product revenue between $500.0 million and $525.0 million, representing an increase of 4% to 9% year-over-year as compared to net product revenue of $482.0 million for the year ended December 31, 2024.
o
The 2025 net product revenue guidance range assumes:
▪
Net product revenue from Advanced Wound Care products between $470.0 million and $490.0 million, an increase of 4% to 8% year-over-year as compared to net product revenue of $453.6 million for the year ended December 31, 2024.
▪
Net product revenue from Surgical & Sports Medicine products between $30.0 million and $35.0 million, an increase of 6% to 23% year-over-year as compared to net product revenue of $28.4 million for the year ended December 31, 2024.
•
Net income between $8.6 million and $25.4 million and adjusted net income between $21.5 million and $38.4 million.
•
EBITDA between $19.1 million and $41.9 million and Adjusted EBITDA between $45.5 million and $68.3 million.

Third Quarter Earnings Conference Call:

Management will host a conference call at 5:00 p.m. Eastern Time on November 6th to discuss the results of the quarter, and to provide a corporate update with a question and answer session. Those who would like to participate may access the live webcast here, or access the teleconference by dialing 800-715-9871 (646-307-1963 for international callers) and providing access code: 9073428. The live webcast can also be accessed via the company’s website at investors.organogenesis.com. The webcast will be archived on the company website for approximately one year.

ORGANOGENESIS HOLDINGS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$63,745	$135,571
Restricted cash	627	580
Accounts receivable, net	168,783	109,861
Inventories, net	39,583	26,219
Asset held for sale (Note 6)	4,365	—
Prepaid expenses and other current assets	22,646	13,710
Total current assets	299,749	285,941
Property and equipment, net	78,058	89,128
Intangible assets, net	9,943	12,468
Goodwill	28,772	28,772
Operating lease right-of-use assets, net	33,304	37,110
Deferred tax asset, net	45,591	39,462
Other assets	14,410	5,005
Total assets	$509,827	$497,886
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity
Current liabilities:
Current portion of finance lease obligations	$1,207	$1,170
Current portion of operating lease obligations - related party	3,798	3,671
Current portion of operating lease obligations	4,785	4,272
Accounts payable	40,219	28,911
Accrued expenses and other current liabilities	40,310	39,453
Total current liabilities	90,319	77,477
Finance lease obligations, net of current portion	2,094	718
Operating lease obligations, net of current portion - related party	5,419	8,283
Operating lease obligations, net of current portion	23,507	25,198
Other liabilities	2,509	894
Total liabilities	123,848	112,570
Commitments and contingencies (Note 15)

Series A redeemable convertible preferred stock, $0.0001 par value; 130,000 shares authorized, issued and outstanding; liquidation preference of $139,429 and $131,387 at September 30, 2025 and December 31, 2024, respectively.	130,851	122,419

Stockholders’ equity:
Preferred stock, $0.0001 par value; 870,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value; 400,000,000 shares authorized; 127,639,990 and 126,458,784 shares issued; 126,911,442 and 125,730,236 shares outstanding at September 30, 2025 and December 31, 2024, respectively.	13	13
Additional paid-in capital	301,893	302,994
Accumulated deficit	(46,778)	(40,110)
Total stockholders’ equity	255,128	262,897
Total liabilities, redeemable convertible preferred stock, and stockholders' equity	$509,827	$497,886

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Net product revenue	$150,487	$115,177	$337,959	$355,387
Grant income	377	—	603	—
Total revenue	150,864	115,177	338,562	355,387
Operating expenses:
Cost of goods sold	36,251	26,796	87,604	84,690
Selling, general and administrative	79,743	71,795	226,062	220,657
Research and development	13,221	10,344	34,256	38,741
Write-down to fair value for asset held for sale	922	—	9,235	—
Impairment of property and construction	—	—	—	18,842
Write-down of capitalized internal-use software costs	—	—	—	3,959
Total operating expenses	130,137	108,935	357,157	366,889
Income (loss) from operations	20,727	6,242	(18,595)	(11,502)
Other income (expense), net:
Interest income (expense), net	415	(471)	2,045	(1,605)
Other income, net	18	52	93	47
Total other income (expense), net	433	(419)	2,138	(1,558)
Net income (loss) before income taxes	21,160	5,823	(16,457)	(13,060)
Income tax benefit	407	6,508	9,789	6,248
Net income (loss) and comprehensive income (loss)	21,567	12,331	(6,668)	(6,812)
Accretion of redeemable convertible preferred stock to redemption value	(140)	—	(390)	—
Cumulative dividend on redeemable convertible preferred stock	(2,734)	—	(8,042)	—
Undistributed earnings allocated to participating redeemable convertible preferred stock	(4,168)	—	—	—
Net income (loss) attributable to common stockholders	$14,525	$12,331	$(15,100)	$(6,812)
Net income (loss) per share:
Basic	$0.11	$0.09	$(0.12)	$(0.05)
Diluted	$0.11	$0.09	$(0.12)	$(0.05)
Weighted-average common shares outstanding:
Basic	126,881,709	132,575,301	126,679,109	132,342,203
Diluted	130,848,995	133,926,755	126,679,109	132,342,203

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

(amounts in thousands, except share and per share data)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(6,668)	$(6,812)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	11,207	10,008
Amortization of intangible assets	2,525	2,569
Reduction in the carrying value of right-of-use assets	6,193	6,377
Non-cash interest expense	208	313
Deferred interest expense	—	274
Deferred tax benefit	(6,129)	(7,887)
Provision recorded for credit losses	5,403	3,723
Loss on disposal of property and equipment	73	444
Adjustment for excess and obsolete inventories	7,963	5,884
Stock-based compensation	8,974	7,687
Write-down to fair value for asset held for sale (Note 6)	9,235	—
Impairment of property and construction (Note 6)	—	18,842
Write-down of capitalized internal-use software costs (Note 6)	—	3,959
Changes in operating assets and liabilities:
Accounts receivable	(64,325)	(22,996)
Inventories	(14,954)	(5,749)
Prepaid expenses and other current assets and other assets	(3,298)	(4,052)
Operating leases	(6,302)	(9,253)
Accounts payable	643	(6,022)
Accrued expenses and other current liabilities	(1,943)	5,882
Other liabilities	1,466	80
Net cash provided by (used in) operating activities	(49,729)	3,271
Cash flows from investing activities:
Purchases of property and equipment	(9,499)	(6,671)
Net cash used in investing activities	(9,499)	(6,671)
Cash flows from financing activities:
Landlord assets under construction, net of tenant allowance	(10,039)	—
Payments of term loan under the 2021 Credit Agreement	—	(4,219)
Payments of withholding taxes in connection with RSUs vesting	(1,798)	(1,173)
Proceeds from the exercise of stock options	155	184
Principal repayments of finance lease obligations	(869)	(804)
Net cash used in financing activities	(12,551)	(6,012)
Change in cash, cash equivalents and restricted cash	(71,779)	(9,412)
Cash, cash equivalents, and restricted cash, beginning of period	136,151	104,338
Cash, cash equivalents, and restricted cash, end of period	$64,372	$94,926
Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$4,105
Cash paid for income taxes	$4,086	$5,493
Supplemental disclosure of non-cash investing and financing activities:
Accretion to redemption value and cumulative dividends on redeemable convertible preferred stock	$8,432	$—
Change in purchases of property and equipment included in accounts payable and accrued expenses and other current liabilities	$(2,029)	$(222)
Right-of-use assets obtained through finance lease obligations	$2,282	$—
Right-of-use assets obtained through operating lease obligations	$2,388	$1,201
Landlord asset additions included in accounts payable and accrued expenses and other current liabilities, net of tenant allowances	$1,925	$—

Non-GAAP Financial Measures

Our management uses financial measures that are not in accordance with generally accepted accounting principles in the United States, or GAAP, in addition to financial measures in accordance with GAAP to evaluate our operating results. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. Our management uses Adjusted EBITDA, adjusted net income, and non-GAAP operating income (loss) to evaluate our operating performance and trends and make planning decisions. Our management believes Adjusted EBITDA, adjusted net income and non-GAAP operating income (loss) help identify underlying trends in our business that could otherwise be masked by the effect of the items that we exclude. Accordingly, we believe that Adjusted EBITDA, adjusted net income and non-GAAP operating income (loss) provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and prospects, and allowing for greater transparency with respect to key financial metrics used by our management in its financial and operational decision-making.

Adjusted EBITDA

Adjusted EBITDA consists of GAAP net income (loss) excluding: (i) interest income (expense), net, (ii) income tax benefit, (iii) depreciation and amortization, (iv) amortization of intangible assets, (v) stock-based compensation expense, and (vi) additional infrequently occurring adjustments described in more detail below.

The following table presents a reconciliation of GAAP net income (loss) to non-GAAP EBITDA and non-GAAP Adjusted EBITDA, for the periods presented:

`	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited, in thousands)
Net income (loss)	$21,567	$12,331	$(6,668)	$(6,812)
Interest (income) expense, net	(415)	471	(2,045)	1,605
Income tax benefit	(407)	(6,508)	(9,789)	(6,248)
Depreciation and amortization	4,029	3,570	11,207	10,008
Amortization of intangible assets	842	834	2,525	2,569
EBITDA	25,616	10,698	(4,770)	1,122
Stock-based compensation expense	3,065	2,712	8,974	7,687
Write-down to fair value for asset held for sale (1)	922	—	9,235	—
Restructuring charge (2)	516	—	516	—
Impairment of property and construction (3)	—	—	—	18,842
Write-down of capitalized internal-use software costs (4)	—	—	—	3,959
Adjusted EBITDA	$30,119	$13,410	$13,955	$31,610

(1) Amount reflects the fair value adjustment of a purchased building classified as held for sale.

(2) Amount reflects employee severance and benefits as well as other exit costs associated with the Company’s restructuring activities.

(3) Amount reflects the impairment of a purchased building and associated unfinished construction work.

(4) Amount reflects the write-down of costs previously capitalized in the development of internal-use software, that the Company determined have no future value.

Adjusted Net Income

Adjusted net income is defined as GAAP net income (loss) plus (i) amortization of intangible assets and (ii) additional infrequently occurring adjustments described in more detail below, less the estimated tax on these adjustments.

The following table presents a reconciliation of GAAP income (loss) to non-GAAP adjusted net income, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited, in thousands)
Net income (loss)	$21,567	$12,331	$(6,668)	$(6,812)
Amortization of intangible assets	842	834	2,525	2,569
Write-down to fair value for asset held for sale (1)	922	—	9,235	—
Restructuring charge (2)	516	—	516	—
Impairment of property and construction (3)	—	—	—	18,842
Write-down of capitalized internal-use software costs (4)	—	—	—	3,959
Tax on above	(616)	(225)	(3,315)	(6,850)
Adjusted net income	$23,231	$12,940	$2,293	$11,708

(1) Amount reflects the fair value adjustment of a purchased building classified as held for sale.

(2) Amount reflects employee severance and benefits as well as other exit costs associated with the Company’s restructuring activities.

(3) Amount reflects the impairment of a purchased building and associated unfinished construction work.

(4) Amount reflects the write-down of costs previously capitalized in the development of internal-use software, that the Company determined have no future value.

Non-GAAP Operating Income (Loss)

Non-GAAP operating income (loss) is defined as GAAP income (loss) from operations plus (i) amortization of intangible assets and (ii) additional infrequently occurring adjustments described in more detail below.

The following table presents a reconciliation of GAAP income (loss) from operations to non-GAAP operating income (loss), for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited, in thousands)
Income (loss) from operations	$20,727	$6,242	$(18,595)	$(11,502)
Amortization of intangible assets	842	834	2,525	2,569
Write-down to fair value for asset held for sale (1)	922	—	9,235	—
Restructuring charge (2)	516	—	516	—
Impairment of property and construction (3)	—	—	—	18,842
Write-down of capitalized internal-use software costs (4)	—	—	—	3,959
Non-GAAP operating income (loss)	$23,007	$7,076	$(6,319)	$13,868

(1) Amount reflects the fair value adjustment of a purchased building classified as held for sale

(2) Amount reflects employee severance and benefits as well as other exit costs associated with the Company’s restructuring activities

(3) Amount reflects the impairment of a purchased building and associated unfinished construction work.

(4) Amount reflects the write-down of costs previously capitalized in the development of internal-use software, that the Company determined have no future value.

Amounts reported within the following tables are presented and calculated based on underlying unrounded amounts. As a result, the sum of components may not equal corresponding totals due to rounding.

Projected EBITDA and Adjusted EBITDA

The following table presents a reconciliation of projected GAAP net income to projected non-GAAP EBITDA and projected non-GAAP Adjusted EBITDA included in our guidance for the year ending December 31, 2025:

	Year Ended December 31,
	2025L	2025H
Net income	$8,600	$25,400
Interest income	(3,300)	(3,300)
Income tax (benefit) expense	(4,400)	1,500
Depreciation and amortization	15,000	15,000
Amortization of intangible assets	3,400	3,400
EBITDA	$19,100	$41,900
Stock-based compensation expense	12,000	12,000
Write-down to fair value for asset held for sale (1)	9,200	9,200
Restructuring charge (2)	500	500
FDA fee	4,600	4,600
Adjusted EBITDA	$45,500	$68,300

(1) Amount reflects the fair value adjustment of a purchased building classified as held for sale.

(2) Amounts reflect employee severance and benefits as well as other exit costs associated with the Company’s restructuring activities.

Projected Adjusted Net Income

The following table presents a reconciliation of projected GAAP net income to projected non-GAAP adjusted net income included in our guidance for the year ending December 31, 2025:

	Year Ending December 31,
	2025L	2025H
Net income	$8,600	$25,400
Amortization of intangible assets	3,400	3,400
Write-down to fair value for asset held for sale (1)	9,200	9,200
Restructuring charge (2)	500	500
FDA fee	4,600	4,600
Tax on above	(4,800)	(4,800)
Adjusted net income	$21,500	$38,400

(1) Amount reflects the fair value adjustment of a purchased building classified as held for sale.

(2) Amounts reflect employee severance and benefits as well as other exit costs associated with the Company’s restructuring activities.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements relating to the Company’s expected revenue, net income, adjusted net income, EBITDA, and Adjusted EBITDA for fiscal 2025 and the breakdown of expected revenue in both its Advanced Wound Care and Surgical & Sports Medicine categories. Forward-looking statements with respect to the operations of the Company, strategies, prospects, and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the impact and uncertainty of any changes to the coverage and reimbursement levels for the Company’s products (including as a result of the proposed LCDs and the finalized CMS rules related to reimbursement for skin substitute products that could each take effect as soon as January 1, 2026); (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company’s ability to raise funds to expand its business; (6) the Company has incurred losses in the current period and prior periods and may incur losses in the future; (7) changes in applicable laws or regulations; (8) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (9) the Company’s ability to maintain production or obtain supply of its products in sufficient quantities to meet demand; (10) any resurgence of the COVID-19 pandemic or the occurrence of another public health emergency and its impact, if any, on the Company’s fiscal condition and results of operations; (11) the impact of the suspension of commercialization of: (a) ReNu and NuCel in connection with the expiration of the FDA’s enforcement grace period for HCT/Ps on May 31, 2021 and (b) Dermagraft in the second quarter of 2022 pending transition of manufacturing to a new manufacturing facility or a third-party manufacturer; (12) whether the Company is able to obtain regulatory approval for and successfully commercialize ReNu; and (13) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended December 31, 2024 and its subsequently filed periodic reports. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

About Organogenesis Holdings Inc.

Organogenesis Holdings Inc. is a leading regenerative medicine company focused on the development, manufacture, and commercialization of solutions for the advanced wound care and surgical and sports medicine markets. Organogenesis offers a comprehensive portfolio of innovative regenerative products to address patient needs across the continuum of care. For more information, visit www.organogenesis.com.

Investor Inquiries:
ICR Healthcare

Mike Piccinino, CFA

OrganoIR@icrinc.com

Press and Media Inquiries:
Organogenesis

communications@organo.com